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                                                                EXHIBIT 6(a)(1)




                               AMENDMENT NO. 1
                        MASTER DISTRIBUTION AGREEMENT


         The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between AIM Equity Funds, Inc., a Maryland corporation, and
A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A

CLASS B SHARES
--------------

AIM Blue Chip Fund
AIM Capital Development Fund
AIM Charter Fund
AIM Constellation Fund
AIM Weingarten Fund "


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                    , 1997
       -------------------

                                              AIM EQUITY FUNDS, INC.



Attest:                                       By:
        -----------------------------             ---------------------------
            Assistant Secretary                           President

(SEAL)




                                              A I M DISTRIBUTORS, INC.




Attest:                                       By:
        -----------------------------             ---------------------------
            Assistant Secretary                           President


(SEAL)